EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of STRATA Skin Sciences, Inc. and Subsidiary on Form S-8 to be filed on or about July 23, 2018 of our report dated April 2, 2018, on our audits of the consolidated financial statements as of December 31, 2017 and 2016 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed April 2, 2018.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
July 23, 2018